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                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                              FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  June 12, 1995



                   GAYLORD CONTAINER CORPORATION
       (Exact name of registrant as specified in its charter)



     Delaware                         1-9915               36-3472452
(State or other jurisdiction   (Commission File Number)   (IRS Employer
    of incorporation)                                    Identification No.)




500 Lake Cook Road, Suite 400, Deerfield, IL                   60015
(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code:       (708) 405-5500



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Item 5.  Other Events

Adoption of Stockholder Rights Plan

          On June 12, 1995, the Board of Directors of Gaylord Container Corporation (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of Class A common stock, par value $.0001 per share, and Class B common stock, par value $.0001 per share, (collectively, the "Common Stock") of the Company, including the Common Stock held in the trust (the "Trust Shares") established pursuant to the Trust Agreement, dated as of November 2, 1992, between the Company and Harris Trust and Savings Bank, as trustee, that are deliverable upon exercise of the warrants (the "Warrants") issued under the Warrant Agreement, dated as of November 2, 1992, between the Company and Harris Trust and Savings Bank, as warrant agent. The distribution is payable to the stockholders of record at the close of business on July 5, 1995, (the "Record Date"), and a Right will be attached to all Common Stock that becomes outstanding after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock, Series A, par value $.01 per share, of the Company (the "Preferred Stock") at a price of $50 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of June 12, 1995, (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as rights agent (the "Rights Agent").

          Rights will be evidenced by Common Stock certificates and not by separate certificates until the earlier to occur of (i) the expiration of the Company's redemption rights following the date of public disclosure (the "Stock Acquisition Date") that a person or group other than certain exempt persons
(an "Acquiring Person"), together with persons affiliated or associated with such Acquiring Person (other than those that are exempt persons), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (or in the case of Mid-America Group, Ltd., and its affiliates and associates, 25% or more) of (a) the outstanding Common Stock, excluding the Trust Shares and Warrants or (b) the outstanding Common Stock, including the Warrants which for this purpose are treated as Common Stock or (ii) the tenth business day after the date of commencement or public disclosure of an intention to commence a tender offer or exchange offer by a person other than an exempt person if, upon consummation of the offer, such person would be an Acquiring Person (the earlier of the dates described in (i) and (ii) above is the "Distribution Date"). Until the Distribution Date, the Rights will be transferred with, and only with, the Common Stock, and new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.
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          The Rights will first become exercisable after the Distribution
Date. The Rights will expire at the close of business on June 30, 2005 (the "Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

          The Purchase Price payable and the number of shares of Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). In addition, the Purchase Price payable and the number of shares of Preferred Stock purchasable upon exercise of a Right are subject to adjustment in the event that the Company should (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision or combination of the Common Stock into a different number of shares of Common Stock.

          After a person becomes an Acquiring Person, if the Company is involved in a merger or other business combination transaction where the Company is not the surviving corporation or where Common Stock is changed or exchanged, or if the Company is involved in a transaction or transactions wherein 50% or more of its consolidated assets or earning power are sold, proper provision must be made so that each holder of a Right (other than such Acquiring Person and certain related persons or transferees) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company or the Company, as the case may be, which at the time of such transaction would have a market value of two times the exercise price of the Right.

          After a person becomes an Acquiring Person, proper provision must be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person and certain related persons and transferees (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having at the time of such transaction a market value of two times the exercise price of the Right. In addition, after the Stock Acquisition Date, a majority of the Company's Continuing Directors may cause the Company to exchange all or part of the Rights (excluding voided Rights) for shares of Common Stock on a one-for-one basis, as described in the Rights Agreement.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.
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          At any time prior to the earlier of the Stock Acquisition Date or the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the "Redemption Price") subject to adjustment, payable, at the election of the Company, in cash or shares (including fractional shares) of Class A common stock or such other consideration as the Board of Directors may determine. Immediately upon action of the Board of Directors ordering redemption or exchange of the Rights, the ability of holders to exercise the Rights will terminate and the only rights of such holders will be to receive the Redemption Price.

          At any time prior to the Stock Acquisition Date, a majority of the Continuing Directors of the Company may amend or supplement the Rights Agreement without the approval of the Rights Agent or any holder of the Rights, except for an amendment or supplement which would change the Redemption Price, the Expiration Date of the Rights or the Purchase Price. Thereafter, a majority of the Continuing Directors of the Company may amend or supplement the Rights Agreement without such approval only to cure ambiguities in the Rights Agreement or in a way that would not adversely effect the rights of holders of the Rights. Immediately upon the action of the Board of Directors providing for any amendment or supplement, such amendment or supplement will be deemed effective.

          The Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $25 per share or 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment equal to the greater of $100 per share or 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes per share, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

          The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group other than an exempt person that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time a person becomes an Acquiring Person, because until such time the Rights may generally be redeemed by the Company at $.0001 per Right.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. Capitalized terms used in this summary and not defined herein have the meaning set forth in the Rights Agreement.
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AMENDED AND RESTATED BY-LAWS


              On June 12, 1995, the Board of Directors of the Company adopted the amended and restated by-laws attached as Exhibit 3.1, which is hereby incorported in this Current Report on Form 8-K by reference.

Item 7. Financial Statement and Exhibits

        (a) Not applicable

        (b) Not applicable

        (c) Exhibits

            3.1 Amended and Restated By-laws of the Company as adopted on
                June 12, 1995.

            4.1 Rights Agreement, dated as June 12, 1995, between
                Gaylord Container Corporation and Harris Trust and Savings Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C.

           99.1 Press Release, dated June 12, 1995, issued by the
                Company.

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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GAYLORD CONTAINER CORPORATION



Dated:  June 30, 1995                  By: /s/ Jeffrey B. Park
                                          ---------------------------------
                                               Jeffrey B. Park
                                          Vice President - Corporate Controller